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                                                                   EXHIBIT 99.1


                               MORGAN KEEGAN, INC.
                  Fifty Front Street, Memphis, Tennessee 38103
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Lee Jackson Powell, Terry C. Graves, and Graham D.S. Fulton as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Morgan Keegan held of record by the undersigned on _________, 2001 at the special meeting of shareholders to be held on
____________, 2001, or any adjournment thereof.

         1. Merger. The Agreement and Plan of Merger, dated as of December 17, 2000, by and between Morgan Keegan and Regions Financial Corporation and the transactions contemplated thereby, including the merger of Morgan Keegan with and into Regions, upon the terms and subject to the conditions set forth in the merger agreement.


/  /    For Merger Agreement

/  /    Against Merger Agreement


              2. Other Business. Such other business as may properly come before the special meeting, including adjourning the special meeting to permit, if necessary, further solicitation of proxies.


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


[reverse]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all proposals.


                                   Dated_________________________ , 2001

Please sign exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                        Signature
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                        Signature
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Please mark, sign, date and return the proxy card promptly using the enclosed envelope.